Exhibit 99.1

Alan Lau Joins Tapestry Board of Directors

Brings Board Membership to Eleven

NEW YORK--(BUSINESS WIRE)--April 13, 2023--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of iconic accessories and lifestyle brands consisting of Coach, Kate Spade, and Stuart Weitzman, today announced that Alan Lau has been appointed to Tapestry’s Board of Directors. The appointment of Mr. Lau to the Board brings the membership to eleven.

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., said, "We are extremely pleased that Alan Lau has agreed to join our Board. As we continue to further refine our digital strategy across our portfolio of brands, Alan’s broad experience in engaging consumers across digital channels, leveraging technology and data analytics, as well as deep knowledge of the important China market, will be invaluable assets."

"The Tapestry Board seeks to bring a diversity of experiences and perspectives to our deliberations. We are delighted to have found a true digital innovator and entrepreneur in Alan," said Anne Gates, Chair of the Board of Tapestry, Inc. "I am certain he will bring important and unique insights to our conversation as Tapestry navigates an increasingly fast-paced retail environment."

Alan Lau became Chief Business Officer for Animoca Brands in July 2022. In this role, Mr. Lau oversees and provides support to the company’s more than 340 portfolio companies and leads M&A and business development.

Before joining Animoca Brands, Alan was chairman and CEO of Tencent WeSure, a fintech company that he co-founded to offer disruptive, affordable Internet insurance to WeChat users. WeSure insures over 100 million families in China and is ranked the #1 insurtech platform by Hurun Institute. Prior to Tencent, he was Asia head for McKinsey Digital, supporting both Big Tech companies and sector incumbents to execute their digital strategy. Before entering the tech space, Alan was in corporate finance, first at Citibank and then at McKinsey & Company, where he was the Greater China head for the Corporate Finance Practice, in charge of M&A and deal structuring support. Alan is a recognized leader in the art space, sitting on multiple museum boards including being the vice-chair of M+ in Hong Kong and co-chair of the Asia committees at both Tate and The Guggenheim. Alan obtained his master’s degree in Engineering from Oxford University.

Upon his appointment, Mr. Lau said, "I am excited to be joining the Board of Directors of Tapestry, a truly innovative, brand led company. I look forward to supporting the company and helping to inform both its digital strategies and global development plans as it continues to drive long-term sustainable growth."

About Tapestry:
Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," “potential,” "intend," “plans to,” "estimate," "continue," "project," "guidance," "forecast," “outlook,” “commit,” "anticipate," “goal,” “leveraging,” “sharpening,” transforming,” “creating,” accelerating,” “enhancing,” “innovation,” “drive,” “targeting,” “assume,” “plan,” “progress,” “confident,” “future,” “uncertain,” “on track,” “achieve,” “strategic,” “growth,” “we see significant growth opportunities,” “view,” “stretching what’s possible,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, including impacts on our supply chain, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets and our global sourcing activities, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of pending and potential future legal proceedings, and the impact of legislation, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K, quarterly report on 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com

Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com

Kelsey Mueller
212/946-8183
Director of Investor Relations
kmueller@tapestry.com